Exhibit 99.1

News Announcement

CONTACT:

William J. Clifford                                                                                                                                                                                                                                                                                                  Joseph N. Jaffoni, Richard Land

Chief Financial Officer                                                                                                                                                                                                                                                                          Jaffoni & Collins Incorporated

610/373-2400                                                                                                                                                                                                                                                                                                                            212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS

FOURTH QUARTER DILUTED EPS OF $0.36

- Fourth Quarter EBITDA of $154.6 Million -

Wyomissing, Penn., (February 7, 2008) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported fourth quarter operating results for the period ended December 31, 2007, as summarized below.

Summary of Fourth Quarter and Full Year Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2007	2007 Guidance (2)	2006	2007	2006
Net revenues	$585.8	$595.4	$572.9	$2,436.8	$2,244.5
EBITDA (1)	154.6	157.3	146.4	672.7	629.2
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, hurricane, goodwill impairment, charge for stock compensation, charge for early extinguishment of debt and other expenses	(122.4)	(121.4)	(58.4)	(512.6)	(416.1)
Net income from continuing operations	32.2	35.9	88.0	160.1	213.1
(Loss) gain on sale of discontinued operations	—	—	(0.7)	—	114.0
Net income	$32.2	$35.9	$87.3	$160.1	$327.1

Diluted earnings per share from continuing operations	$0.36	$0.41	$1.01	$1.81	$2.46
Diluted earnings per share from discontinued operations	—	—	(0.01)	—	1.32
Diluted earnings per share	$0.36	$0.41	$1.00	$1.81	$3.78

(1)          EBITDA is income from continuing operations, excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane, and goodwill impairment, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(2)          The figures in this column present the guidance Penn National Gaming provided on October 25, 2007 for the quarter ended December 31, 2007.

-more-

Review of Fourth Quarter 2007 Results vs. Guidance and Fourth Quarter 2006 Results

	Three Months Ended
	December 31,
	2007 Actual	2007 Guidance (1)	2006 Actual
Diluted earnings per share from continuing operations	$0.36	$0.41	$1.01
Hurricane	—	—	(0.94)
Goodwill impairment	—	—	0.25
Currency translation loss	0.01	—	—
Diluted earnings per share from continuing operations before hurricane, goodwill impairment and currency translation loss	$0.37	$0.41	$0.32

Review of Full Year 2007 Results vs. Guidance and Full Year 2006 Results

	Twelve Months Ended
	December 31,
	2007 Actual	2007 Guidance (1)	2006 Actual
Diluted earnings per share from continuing operations	$1.81	$1.86	$2.46
Hurricane	—	—	(0.94)
Goodwill impairment	—	—	0.25
Currency translation loss	0.05	0.04	—
Charge for early extinguishment of debt related to termination of senior credit facility	—	—	0.07
Diluted earnings per share from continuing operations before hurricane, goodwill impairment, currency translation loss and charge for early extinguishment of debt	$1.86	$1.90	$1.84

(1)          The figures in this column present the guidance Penn National Gaming provided on October 25, 2007 for the three and twelve months ended December 31, 2007.

In the three months ended December 31, 2007, the Company recorded a non-cash pre-tax currency translation loss of $0.9 million ($0.5 million, net of taxes, or $0.01 per diluted share) related to Canadian currency fluctuations for FIN 48 estimated tax reserves.

In the three months ended December 31, 2006, the Company’s financial results benefited from a settlement agreement with its property and business interruption insurance providers for a total of $225 million for Hurricane Katrina-related losses at its Hollywood Casino Bay St. Louis and Boomtown Biloxi facilities, as well as minor proceeds related to its National Flood Insurance coverage and auto insurance claims.  Reflecting the settlement agreement, the Company recorded a pre-tax gain of $128.3 million ($81.8 million, net of taxes, or $0.94 per diluted share) in the three months ended December 31, 2006.  In addition, as a result of the increased asset values resulting from the reconstruction at Hollywood Casino Bay St. Louis, the Company determined that all of the goodwill associated with the original purchase of the property was impaired.  Accordingly, the Company recorded a pre-tax charge of $34.5 million ($22.0 million, net of taxes, or $0.25 per diluted share) in the three months ended December 31, 2006.

Commenting on the results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming said, “Our fourth quarter performance was relatively strong, considering the impact of weather in December at our five largest properties.  In total, these facilities had 29 property days impacted by snow in the 2007 fourth quarter, versus 3 in the same period in 2006.  In addition to the impact of weather, fourth quarter EBITDA was marginally below our guidance as overall revenue growth was impacted by continued competitive pressures at our Joliet facility and a pronounced decline at our Biloxi property related to ongoing post-hurricane market stabilization.

“We also recorded a $2.5 million pre-opening charge at Penn National for Pennsylvania Gaming Control Board start-up fees in the fourth quarter which was not anticipated in our guidance.  This charge was partially offset by the timing of other pre-opening expenses, amounting to approximately $1.0 million, which were anticipated to occur in the quarter but were not recognized, improved property margins related to the Illinois tax rollbacks and property insurance cost reductions.

“During the quarter, we continued to execute on our long-term strategy for growth through the development and expansion of gaming facilities and the effective integration of acquired assets.  In addition to completing the Sanford-Orlando Kennel Club transaction, during the quarter we also filed a license application with the Kansas Lottery Commission to be considered as a Lottery Gaming Facility Manager for a proposed $365 million Hollywood Casino Resort in Sumner County, Kansas.  Following a highly competitive review process, Penn National received the unanimous endorsement of the Sumner County Commissioners for its proposed destination resort in Wellington, Kansas.  As such, Penn National secured one of two endorsements from the Sumner County Commissioners, which is a prerequisite in negotiating for, and ultimately securing, a state lottery gaming facility management contract.

“As proposed, Hollywood Casino Resort — Wellington would be a 450,000 square foot state-of-the-art facility featuring a 350 room resort hotel with luxury suites, spa and fitness center, and a 70,000 square foot gaming floor with 1,500 slot machines and 40 table games; capable of quick expansion to 2,000 slots.  In addition, the casino will feature Hollywood-themed memorabilia, a variety of culinary options, a sports bar, retail center, and a 1,750-seat entertainment and convention center.  The facility is master-planned for up to $200 million in additional investment and expansion, including mixed use and retail space, an executive golf course and another first-class hotel, bringing the total project to an estimated cost of $565 million.

“Penn National also has a lottery gaming facility management application pending with the State Lottery Commission for its proposed Hollywood Casino Resort in Cherokee County, Kansas where we’ve secured an exclusive endorsement and have entered into a pre-development agreement with our host community.  Our interest in developing two resorts in Southern Kansas stems from our strategy to create critical mass along the southern Kansas border and to create exciting entertainment destinations capable of competing against the ongoing proliferation of Oklahoma tribal gaming.  Overall, we are confident that our long-term track record of developing a broad range of successful regional casino entertainment facilities, which create jobs, tax revenues and other sustainable economic benefits, will be important considerations as this process advances in Kansas.

“Reflecting the Company’s emphasis on attracting and developing premier management talent, we recently named Tim Wilmott, a proven gaming industry executive who most recently served as Chief Operating Officer of Harrah’s Entertainment, Inc., to the position of President and Chief Operating Officer.  Tim brings to Penn National established management skills, an extensive industry record of success and innovation, and an in-depth knowledge of many of the markets where Penn National operates.  Tim’s background also includes the successful management of a growing property portfolio, and we are confident that his leadership, experience and relationships will be of great value to Penn National given our history and current pipeline of expansion projects.

“During the quarter, we made further progress with our strategies to generate growth both from existing facilities and through new development.  We are on schedule to complete four significant projects in 2008, including the Hollywood Casino at Penn National Race Course, significant additional parking capacity at Lawrenceburg, the Hollywood Slots Hotel and Raceway permanent facility in Bangor and the 153-room hotel at Charles Town.

“After years of planning and development, the soft opening of Hollywood Casino at Penn National Race Course is scheduled for February 12, with an official grand opening party planned for March 1. True to our word, we invested heavily in reinventing and refurbishing our namesake property, and, in addition to the $50 million license fee, we invested $260 million in this state-of-the-art integrated racing and gaming facility.  On the site that once housed the four-story grandstand, we’ve created a spectacular casino and five-story racing facility that we believe will quickly emerge as one of central Pennsylvania’s signature attractions, featuring entertainment and exciting live racing.

“While we’ve previously highlighted the facility’s significant features and amenities including the initial 2,000 slot machines, 700,000 square-foot, five story garage, and a Hollywood design and theme which will make visitors believe they are on site at a Hollywood movie set, we’ll also open the Hollywood Memories museum, which will showcase an extensive collection of memorabilia.  Hollywood Casino’s slots will include the latest video favorites from major equipment suppliers and we already have on site capacity for 3,000 machines, with additions coming based on demand.   Multiple dining options, sports bars, simulcast theaters, spectator boxes and other design elements add to the comfort and excitement of this facility.

“Reflecting our commitment to the communities in which we operate, we also applied an environmentally friendly approach to the design and construction of this facility that included significant capital investment in a waste water treatment plant that allows reclaimed water to be used in lavatories and to water the dirt and turf racing surfaces and landscaping throughout the property.  I couldn’t be more proud or excited about the completed project, the committed employees who made it happen and the facility’s potential to impress patrons and generate solid returns on invested capital.

“As indicated when we established guidance for 2007, we anticipated a transition year as we expected to largely operate our existing base of properties while allocating resources to our diversified, staggered development pipeline.  With the imminent grand opening of Hollywood Casino at Penn National Race Course and continued progress with our development and expansion activities in other jurisdictions, proven local property management and the recent appointment of Tim Wilmott, we are upbeat about Penn National’s near- and long-term financial prospects and ability to deliver quality entertainment to customers. We expect these projects to begin making financial contributions in 2008 and to benefit results over the coming years.”

Financial Guidance

Following shareholder approval of the Company’s agreement with Fortress Investment Group LLC and Centerbridge Partners, L.P., Penn National Gaming has elected to discontinue providing financial guidance.

The Transaction

On June 15, 2007, Penn National Gaming announced that it had entered into a definitive agreement to be acquired by certain funds managed by affiliates of Fortress Investment Group LLC (FIG: NYSE)  (“Fortress”) and Centerbridge Partners, L.P.  (“Centerbridge”).  Under the terms of the merger agreement, if the merger is completed by June 15, 2008, the Company’s shareholders will be entitled to receive $67.00 in cash, without interest, for each share of Company common stock they own.  If the merger is not completed by June 15, 2008, the $67.00 per share merger consideration will be increased $0.0149 per day.

At a special meeting of shareholders held on December 12, 2007, Penn National Gaming shareholders approved the merger agreement, with 81.6% of the Company’s outstanding shares voting and 99.3% of those shares voting in favor of the transaction.

Penn National Gaming is seeking to complete the merger late in the second quarter of 2008.  The timing of the closing is subject to obtaining certain regulatory approvals and satisfying other customary closing conditions.  As previously reported, the Company believes that the appropriate affiliates of Fortress and Centerbridge complied with their respective obligation to file all requisite initial applications and documents by August 15, 2007, which was the deadline for such filings in the merger agreement.  In November 2007, the Ohio Racing Commission approved the merger, subject to delivery of several additional documents.  In December 2007, representatives from Fortress and Centerbridge appeared for their first hearing in front of the Illinois Gaming Board.  Also, in December 2007, the applicable waiting period under the Hart-Scott-Rodino Act expired without Fortress, Centerbridge or the Company having received a second request for information.  On February 6, 2008, the New Jersey Racing Commission approved the merger, subject to several customary conditions including final approval of the meeting’s minutes by the Attorney General of New Jersey.

In connection with the proposed merger, Penn National Gaming filed a definitive proxy statement and other documents with the Securities and Exchange Commission that include additional information on the transaction (see About the Transaction at the end of this news announcement).

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information — Continuing Operations

(in thousands)
(unaudited)

	NET REVENUES		EBITDA (1)
	Three Months Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006
Charles Town Entertainment Complex	$118,688	$118,854	$36,513	$36,453
Argosy Casino Lawrenceburg	113,848	118,683	35,895	38,033
Hollywood Casino Aurora	59,570	61,241	19,837	18,573
Empress Casino Hotel	51,762	58,939	12,142	12,176
Argosy Casino Riverside	44,595	38,840	14,765	12,412
Hollywood Casino Baton Rouge	32,746	32,101	13,260	11,351
Argosy Casino Alton	27,887	28,380	8,650	6,952
Hollywood Casino Tunica	24,507	24,206	6,576	5,395
Hollywood Casino Bay St. Louis	23,127	21,417	3,680	2,614
Argosy Casino Sioux City	12,961	13,343	4,056	4,385
Boomtown Biloxi	18,560	22,484	3,639	5,691
Hollywood Slots at Bangor	11,054	10,870	3,089	3,089
Bullwhackers	6,382	6,287	813	697
Black Gold Casino at Zia Park (2)	21,292	—	6,382	—
Casino Rama management service contract	4,241	4,019	3,916	3,667
Pennsylvania Racing Operations	11,289	11,452	(5,176)	(307)
Raceway Park	1,964	1,745	(97)	(166)
Sanford Orlando Kennel Club (3)	1,368	—	37	—
Earnings from Pennwood Racing, Inc.	—	—	(342)	(110)
Corporate overhead	—	—	(13,001)	(14,464)
Total	$585,841	$572,861	$154,634	$146,441

	NET REVENUES		EBITDA (1)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Charles Town Entertainment Complex	$500,800	$485,197	151,361	$143,634
Argosy Casino Lawrenceburg	478,719	474,046	159,803	156,626
Hollywood Casino Aurora	251,877	245,475	82,405	79,056
Empress Casino Hotel	225,794	238,843	50,675	60,744
Argosy Casino Riverside	174,426	153,441	56,713	49,512
Hollywood Casino Baton Rouge	135,869	144,001	56,100	61,843
Argosy Casino Alton	119,166	115,194	37,625	30,465
Hollywood Casino Tunica	103,858	106,352	27,148	26,892
Hollywood Casino Bay St. Louis (4)	96,622	32,184	17,954	5,770
Argosy Casino Sioux City	54,417	53,909	17,762	17,569
Boomtown Biloxi (4)	86,159	51,421	24,035	18,409
Hollywood Slots at Bangor	46,689	40,871	13,737	11,258
Bullwhackers	28,882	26,812	3,350	3,161
Black Gold Casino at Zia Park (2)	58,572	—	20,203	—
Casino Rama management service contract	17,273	18,146	15,899	16,765
Pennsylvania Racing Operations	48,488	50,303	(6,538)	1,958
Raceway Park	7,814	8,352	(803)	(395)
Sanford Orlando Kennel Club (3)	1,368	—	37	—
Earnings from Pennwood Racing, Inc.	—	—	(99)	(788)
Corporate overhead	—	—	(54,640)	(53,254)
Total	$2,436,793	$2,244,547	$672,727	$629,225

(1)          EBITDA is income from continuing operations, excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, hurricane and goodwill impairment, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

(2)          Reflects results since the April 16, 2007 acquisition effective date.

(3)          Reflects results since the October 17, 2007 acquisition effective date.

(4)          Hollywood Casino Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage. Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

 (in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
EBITDA	$154,634	$146,441	$672,727	$629,225
Loss from joint venture	342	110	99	788
Depreciation and amortization	(37,694)	(35,309)	(147,915)	(123,951)
Charge for stock compensation	(6,281)	(5,331)	(25,465)	(20,566)
Settlement costs and hurricane	—	128,253	—	128,253
Goodwill impairment	—	(34,522)	—	(34,522)
Loss on disposals	(271)	(594)	(1,637)	(1,386)
Income from continuing operations	$110,730	$199,048	$497,809	$577,841
Interest expense	(48,207)	(50,401)	(198,059)	(196,328)
Interest income	831	873	4,016	3,525
Loss from joint venture	(342)	(110)	(99)	(788)
Other	(3,086)	(3,777)	(11,427)	(4,296)
Charge for early extinguishment of debt	—	—	—	(10,022)
Taxes on income	(27,703)	(57,630)	(132,187)	(156,852)
Net income from continuing operations	$32,223	$88,003	$160,053	$213,080
(Loss) gain on sale of discontinued operations	—	(653)	—	114,008
Net income	$32,223	$87,350	$160,053	$327,088

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended December 31, 2007

	Income from continuing operations	Charge for stock compensation	Depreciation and amortization	(Gain)/loss on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$31,030	$—	$5,796	$(313)	$—	$36,513
Argosy Casino Lawrenceburg	31,657	—	4,306	(68)	—	35,895
Hollywood Casino Aurora	17,843	—	1,994	—	—	19,837
Empress Casino Hotel	9,037	—	3,107	(2)	—	12,142
Argosy Casino Riverside	10,943	—	3,792	30	—	14,765
Hollywood Casino Baton Rouge	10,971	—	2,144	145	—	13,260
Argosy Casino Alton	6,856	—	1,794	—	—	8,650
Hollywood Casino Tunica	4,740	—	1,846	(10)	—	6,576
Hollywood Casino Bay St. Louis	180	—	3,500	—	—	3,680
Argosy Casino Sioux City	2,896	—	1,128	32	—	4,056
Boomtown Biloxi	434	—	2,687	518	—	3,639
Hollywood Slots at Bangor	2,039	—	1,050	—	—	3,089
Bullwhackers	320	—	528	(35)	—	813
Black Gold Casino at Zia Park (1)	5,146	—	1,236	—	—	6,382
Casino Rama management service contract	3,916	—	—	—	—	3,916
Pennsylvania Racing Operations	(5,560)	—	413	(29)	—	(5,176)
Raceway Park	(183)	—	86	—	—	(97)
Sanford Orlando Kennel Club (2)	(3)	—	40	—	—	37
Earnings from Pennwood Racing, Inc.	—	—	—	—	(342)	(342)
Corporate overhead	(21,532)	6,281	2,247	3	—	(13,001)
Total	$110,730	$6,281	$37,694	$271	$(342)	$154,634

Three Months Ended December 31, 2006

	Income from continuing operations	Charge for stock compensation	Hurricane	Goodwill impairment	Depreciation and amortization	(Gain)/loss on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$30,637	$—	$—	$—	$5,681	$135	$—	$36,453
Argosy Casino Lawrenceburg	33,798	—	—	—	4,310	(75)	—	38,033
Hollywood Casino Aurora	16,216	—	—	—	2,357	—	—	18,573
Empress Casino Hotel	9,177	—	—	—	3,027	(28)	—	12,176
Argosy Casino Riverside	9,373	—	—	—	2,904	135	—	12,412
Hollywood Casino Baton Rouge	8,961	—	—	—	2,024	366	—	11,351
Argosy Casino Alton	4,895	—	—	—	2,040	17	—	6,952
Hollywood Casino Tunica	3,579	—	—	—	1,816	—	—	5,395
Hollywood Casino Bay St. Louis	34,021	—	(69,071)	34,522	3,140	2	—	2,614
Argosy Casino Sioux City	3,242	—	—	—	1,106	37	—	4,385
Boomtown Biloxi	61,591	—	(59,182)	—	3,282	—	—	5,691
Hollywood Slots at Bangor	2,072	—	—	—	1,017	—	—	3,089
Bullwhackers	105	—	—	—	587	5	—	697
Casino Rama management service contract	3,667	—	—	—	—	—	—	3,667
Pennsylvania Racing Operations	(659)	—	—	—	352	—	—	(307)
Raceway Park	(282)	—	—	—	116	—	—	(166)
Earnings from Pennwood Racing, Inc.	—	—	—	—	—	—	(110)	(110)
Corporate overhead	(21,345)	5,331	—	—	1,550	—	—	(14,464)
Total	$199,048	$5,331	$(128,253)	$34,522	$35,309	$594	$(110)	$146,441

(1)          Reflects results since the April 16, 2007 acquisition effective date.

(2)          Reflects results since the October 17, 2007 acquisition effective date.

Reconciliation of Income from Continuing Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Twelve Months Ended December 31, 2007

	Income from continuing operations	Charge for stock compensation	Depreciation and amortization	(Gain)/loss on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$127,277	$—	$24,398	$(314)	$—	$151,361
Argosy Casino Lawrenceburg	142,690	—	17,202	(89)	—	159,803
Hollywood Casino Aurora	73,914	—	8,491	—	—	82,405
Empress Casino Hotel	38,821	—	12,243	(389)	—	50,675
Argosy Casino Riverside	42,388	—	14,367	(42)	—	56,713
Hollywood Casino Baton Rouge	47,417	—	8,469	214	—	56,100
Argosy Casino Alton	29,709	—	7,915	1	—	37,625
Hollywood Casino Tunica	19,536	—	7,578	34	—	27,148
Hollywood Casino Bay St. Louis	4,850	—	13,067	37	—	17,954
Argosy Casino Sioux City	13,259	—	4,471	32	—	17,762
Boomtown Biloxi	12,979	—	10,567	489	—	24,035
Hollywood Slots at Bangor	9,523	—	4,214	—	—	13,737
Bullwhackers	1,149	—	2,218	(17)	—	3,350
Black Gold Casino at Zia Park (1)	16,702	—	3,501	—	—	20,203
Casino Rama management service contract	15,899	—	—	—	—	15,899
Pennsylvania Racing Operations	(9,451)	—	1,569	1,344	—	(6,538)
Raceway Park	(1,119)	—	318	(2)	—	(803)
Sanford Orlando Kennel Club (2)	(3)	—	40	—	—	37
Earnings from Pennwood Racing, Inc.	—	—	—	—	(99)	(99)
Corporate overhead	(87,731)	25,465	7,287	339	—	(54,640)
Total	$497,809	$25,465	$147,915	$1,637	$(99)	$672,727

Twelve Months Ended December 31, 2006

	Income from continuing operations	Charge for stock compensation	Hurricane	Goodwill impairment	Depreciation and amortization	(Gain)/loss on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$122,938	$—	$—	$—	$20,921	$(225)	$—	$143,634
Argosy Casino Lawrenceburg	139,267	—	—	—	17,474	(115)	—	156,626
Hollywood Casino Aurora	70,140	—	—	—	9,084	(168)	—	79,056
Empress Casino Hotel	47,822	—	—	—	12,950	(28)	—	60,744
Argosy Casino Riverside	37,744	—	—	—	11,442	326	—	49,512
Hollywood Casino Baton Rouge	52,097	—	—	—	8,262	1,484	—	61,843
Argosy Casino Alton	21,373	—	—	—	9,075	17	—	30,465
Hollywood Casino Tunica	19,393	—	—	—	7,497	2	—	26,892
Hollywood Casino Bay St. Louis (3)	35,810	—	(69,071)	34,522	4,485	24	—	5,770
Argosy Casino Sioux City	13,363	—	—	—	4,166	40	—	17,569
Boomtown Biloxi (3)	72,812	—	(59,182)	—	4,779	—	—	18,409
Hollywood Slots at Bangor	7,332	—	—	—	3,926	—	—	11,258
Bullwhackers	947	—	—	—	2,195	19	—	3,161
Casino Rama management service contract	16,765	—	—	—	—	—	—	16,765
Pennsylvania Racing Operations	629	—	—	—	1,319	10	—	1,958
Raceway Park	(651)	—	—	—	256	—	—	(395)
Earnings from Pennwood Racing, Inc.	—	—	—	—	—	—	(788)	(788)
Corporate overhead	(79,940)	20,566	—	—	6,120	—	—	(53,254)
Total	$577,841	$20,566	$(128,253)	$34,522	$123,951	$1,386	$(788)	$629,225

(1)          Reflects results since the April 16, 2007 acquisition effective date.

(2)          Reflects results since the October 17, 2007 acquisition effective date.

(3)          Income from continuing operations and EBITDA for the twelve months ended December 31, 2006 reflects the closure of Hollywood Casino Bay St. Louis and Boomtown Biloxi, which incurred extensive hurricane damage in August 2005.  Boomtown Biloxi reopened on June 29, 2006 and Hollywood Casino Bay St. Louis reopened on August 31, 2006.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenues
Gaming	$533,853	$526,462	$2,227,944	$2,057,617
Management service fee	4,241	4,019	17,273	18,146
Food, beverage and other	81,438	71,240	320,520	275,700

Gross revenues	619,532	601,721	2,565,737	2,351,463
Less promotional allowances	(33,691)	(28,860)	(128,944)	(106,916)
Net revenues	585,841	572,861	2,436,793	2,244,547

Operating expenses
Gaming	276,766	273,934	1,155,062	1,061,904
Food, beverage and other	63,647	57,957	247,576	224,673
General and administrative	97,004	100,344	388,431	349,909
Hurricane	—	(128,253)	—	(128,253)
Goodwill impairment	—	34,522	—	34,522
Depreciation and amortization	37,694	35,309	147,915	123,951
Total operating expenses	475,111	373,813	1,938,984	1,666,706
Income from continuing operations	110,730	199,048	497,809	577,841

Other income (expenses)
Interest expense	(48,207)	(50,401)	(198,059)	(196,328)
Interest income	831	873	4,016	3,525
Loss from joint venture	(342)	(110)	(99)	(788)
Other	(3,086)	(3,777)	(11,427)	(4,296)
Loss on early extinguishment of debt	—	—	—	(10,022)
Total other expenses	(50,804)	(53,415)	(205,569)	(207,909)

Income from continuing operations before income taxes	59,926	145,633	292,240	369,932
Taxes on income	27,703	57,630	132,187	156,852
Net income from continuing operations	$32,223	$88,003	$160,053	$213,080

(Loss) gain on sale of discontinued operations, net of tax	—	(653)	—	114,008
Net income	$32,223	$87,350	$160,053	$327,088

Earnings per share - Basic
Income from continuing operations	$0.37	$1.04	$1.87	$2.53
Discontinued operations, net of tax	—	(0.01)	—	1.35
Basic earnings per share	$0.37	$1.03	$1.87	$3.88

Earnings per share - Diluted
Income from continuing operations	$0.36	$1.01	$1.81	$2.46
Discontinued operations, net of tax	—	(0.01)	—	1.32
Diluted earnings per share	$0.36	$1.00	$1.81	$3.78

Weighted average shares outstanding

Basic	86,295	84,541	85,578	84,229
Diluted	89,140	86,986	88,384	86,634

Black Gold Casino at Zia Park - Results for the Three Months Ended December 31, 2007 and 2006

On April 16, 2007, pursuant to the Asset Purchase Agreement dated November 7, 2006 among Zia Partners, LLC (“Zia”) and Zia Park LLC, a wholly-owned subsidiary of Penn National Gaming (the “Buyer”) and (solely with respect to specified sections thereof which relate to our guarantee of the Buyer’s payment and performance), Penn National Gaming, the Buyer completed the acquisition of Black Gold Casino at Zia Park and all related assets of Zia for a purchase price of $200 million in cash, subject to a working capital adjustment and certain other adjustments, as well as the assumption of specified liabilities of Zia.

The tables below summarize the operating performance of Black Gold Casino at Zia Park during the three month period ended December 31, 2007 and 2006.  Although Penn National Gaming did not own Black Gold Casino at Zia Park during the entire three month period ended December 31, 2007 and 2006, the Company believes that this data is useful to investors in considering the value this transaction brings to Penn National.

	NET REVENUES		EBITDA (1)
	(in thousands)		(in thousands)
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Black Gold Casino at Zia Park	$21,292	$23,918	$6,382	$6,265

(1)          EBITDA is income from continuing operations, excluding charges for stock compensation, depreciation and amortization, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA, is included in the accompanying financial schedules.

BLACK GOLD CASINO AT ZIA PARK

Property Information

(in thousands) (unaudited)

Three Months Ended December 31, 2006

Reconciliation of Income from Continuing Operations (GAAP) to Adjusted EBITDA

	Income from continuing operations	Depreciation and amortization	EBITDA (1)
Black Gold Casino at Zia Park	$5,399	$866	6,265

(1)          EBITDA is income from continuing operations, excluding charges for stock compensation, depreciation and amortization, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from continuing operations per GAAP to EBITDA is included in the accompanying financial schedules.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  EBITDA is presented as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from continuing operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from continuing operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from continuing operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

About Penn National Gaming

Penn National Gaming owns and operates gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates nineteen facilities in fifteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature over 23,000 slot machines, approximately 400 table games, over 1,731 hotel rooms and approximately 805,000 square feet of gaming floor space.

On June 15, 2007, the Company announced that it had entered into a definitive agreement to be acquired by certain funds managed by affiliates of Fortress Investment Group LLC (FIG: NYSE) and Centerbridge Partners, L.P. whereby Penn National Gaming shareholders will receive $67.00 in cash for each share of Company common stock they own.  If the merger is not consummated by June 15, 2008, the per share merger consideration will be increased by $0.0149 per day.  Penn National Gaming, Inc. is seeking to complete the merger late in the second quarter of 2008.  The timing of the closing is subject to obtaining certain regulatory approvals and satisfying other customary closing conditions.

About the Transaction

In connection with the proposed merger, Penn National Gaming filed a Definitive Proxy Statement and other documents with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by Penn National Gaming, Inc. at the SEC’s Web site at http://www.sec.gov.

The Definitive Proxy Statement and other such documents may also be obtained for free by directing such request to Penn National Gaming, Inc. Investor Relations, 825 Berkshire Boulevard, Wyomissing, PA  19610 or on the company’s website at www.pngaming.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn National Gaming describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in or adjacent to the jurisdictions in which we do business; increases in the effective rate of taxation at any of our properties or at the corporate level; the activities of our competitors; successful completion of the various capital projects at our gaming and pari-mutuel facilities; construction factors, including delays, increased cost for labor and materials; the existence of attractive acquisition candidates, the costs and risks involved in the pursuit of those acquisitions, and our ability to integrate those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for new businesses; our dependence on key personnel; the risks involved in divesting the Empress Casino Hotel in Joliet, Illinois, pursuant to an agreement with the Illinois Gaming Board, including without limitation receiving an acceptable purchase price; the availability and cost of financing; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; the impact of terrorism and other international hostilities; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fortress and Centerbridge; the outcome of any legal proceedings that may be instituted against Penn National Gaming related to the merger agreement; the inability to complete the merger due to the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposed merger disrupts current plans and operations and the potential difficulties in key employee retention as a result of the pendency of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and lodging industries in particular; Fortress and Centerbridge’s access to available and reasonable financing on a timely basis; and, changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies.  Penn National Gaming does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.